UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 16, 2006
ITC HOLDINGS CORP.
(Exact Name of Registrant as Specified in its Charter)
Commission File Number: 001-32576

Michigan (State of Incorporation)	32-0058047 (IRS Employer Identification No.)
39500 Orchard Hill Place, Suite 200, Novi, Michigan 48375
(Address of principal executive offices) (zip code)
(Registrant’s telephone number, including area code): (248) 374-7100
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.
Item 9.01 Financial Statements and Exhibits.
SIGNATURES
Form of Restricted Stock Award Agreement
Form of LTIP Restricted Stock Award Agreement
Form of LTIP Stock Option Agreement
Amendment to Management Stockholder's Agreement
Summary of Stock Ownership Agreement

Item 1.01 Entry Into a Material Definitive Agreement.
     On August 16, 2006, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of ITC Holdings Corp. (the “Company”) approved a change in the director compensation program, increasing the value of the annual grant of restricted stock to non-employee directors from $25,000 to $45,000.
     Pursuant to the revised director compensation program, on August 16, 2006, the Committee granted, under the Company’s Amended and Restated 2003 Stock Purchase and Option Plan for Key Employees (the “2003 Plan”), 1,364 shares of restricted stock of the Company to each of its non-employee directors. For each grant of restricted stock, the Company entered into a Restricted Stock Award Agreement with the grantee (a “Director Restricted Stock Agreement”). The Director Restricted Stock Agreement provides that the restricted stock fully vests upon the earlier of (i) the three year anniversary of the grant date, (ii) the date the grantee ceases to be a member of the Board for any reason other than due to removal from the Board for cause, or (iii) a “change of ownership” (as defined in the 2003 Plan). If the grantee is removed from the Board for cause prior to the restricted stock becoming fully vested, the grantee forfeits the restricted stock. The Director Restricted Stock Agreement also provides that the restricted stock issued to the grantee may not be transferred by the grantee in any manner prior to vesting. Grantees otherwise have all rights of holders of common stock of the Company, including voting rights and the right to receive dividends.
     The Committee also approved grants under the Company’s 2006 Long Term Incentive Plan (the “LTIP”) of restricted stock and stock options on August 16, 2006 to employees of the Company, including the individuals who were identified as the “named executive officers” (“NEOs”) in the Company’s proxy statement for the 2006 annual meeting of shareholders. For each grant of restricted stock to an NEO, the Company entered into a Restricted Stock Award Agreement (an “LTIP Restricted Stock Agreement”) with the grantee, and for each grant of stock options to an NEO the Company entered into a Stock Option Agreement (an “LTIP Option Agreement”) with the grantee.
     The NEOs received grants of restricted stock and stock options with an exercise price of $33.00, as follows:

Name	Restricted Stock	Stock Options
Joseph Welch	2,909	38,788
Edward Rahill	1,336	10,394
Linda Blair	1,168	9,082
Richard Schultz	1,114	8,662
Daniel Oginsky	845	6,576
     The LTIP Restricted Stock Agreements provide that, so long as the grantee remains employed by the Company, the restricted stock fully vests upon the earlier of (i) the fifth anniversary of the grant date, (ii) the grantee’s death or permanent disability, or (iii) a “change in control” (as defined in the LTIP). If the grantee’s employment is terminated for any reason other than death or disability prior to the restricted stock becoming fully vested, the grantee forfeits the restricted stock, unless otherwise determined by the Committee. The Restricted Stock Agreement also provides that restricted stock issued to the grantee may not be transferred by the grantee in any manner prior to vesting. Grantees otherwise have all rights of holders of common stock of the Company, including voting rights and the right to receive dividends.
     The LTIP Option Agreements provide that the options become exercisable in five equal annual installments beginning on the one year anniversary of the grant date so long as the grantee remains employed by the Company. The options become fully exercisable immediately upon the grantee’s death or permanent disability or upon a Change in Control (as defined in the LTIP). The Committee has the right to accelerate vesting or extend the time for exercise. The exercise price of the options is the fair market value per share of the Company’s common stock on the grant date. The grantee may pay the exercise price in cash, with previously acquired shares that have been held at least six months or pursuant to a broker-assisted cashless exercise method. The stock options will expire ten years after the grant date and will immediately terminate to the extent not yet exercisable if the grantee’s employment with the Company is terminated for any reason other than death or disability. If the grantee’s employment is terminated other than due to death or disability on or after the date the options first become exercisable, then the grantee has the right to exercise the option for three months after termination of employment to the extent exercisable on the date of termination. If the grantee’s employment terminates due to death or disability, the grantee or the grantee’s estate have the right to exercise the option at any time during the remaining term to the extent it was not previously exercised. The LTIP Option Agreement also provides that options issued to the grantee may not be transferred by the grantee except pursuant to a will or the applicable laws of descent and distribution or transfers to which the Committee has given prior written consent. Until the issuance of shares of stock pursuant to the exercise of stock options, holders of stock options granted under the LTIP Option Agreement have no rights of holders of common stock of the Company.
     Recipients of grants under the LTIP will also execute an amendment to the management stockholder’s agreement to which they are a party which makes clear that grants of options and restricted stock under the LTIP are not subject to that agreement.
     Effective August 16, 2006, the Committee also adopted Stock Ownership Guidelines applicable to directors and executive officers. Under these guidelines, the directors and executive officers must meet the applicable stock ownership guideline by the later of August 16, 2011 or the fifth anniversary of when the guidelines first become applicable to the individual. The guidelines require ownership of Company common stock valued at five times annual salary in the case of the chief executive officer, three times annual salary in the case of senior vice presidents, two times annual salary in the case of other executive officers and five times the annual cash retainer in the case of directors. Shares issuable upon exercise of vested in-the-money stock options, shares (including restricted shares) owned directly, shares owned through various employee benefit plans and shares previously owned by executives but placed in trust for family members will count towards the ownership threshold. Stock ownership positions will be considered as a factor in promotion or succession decisions and failure to maintain the applicable minimum ownership threshold may result in payment of a portion of annual incentives in Company stock or other action by the Compensation Committee. Stock awards may not be sold after vesting unless the individual is in compliance with the applicable ownership guideline, subject to hardship exceptions approved by the Chief Executive Officer. Stock sales generally must be approved by the Chief Executive Officer and the General Counsel. The Compensation Committee may modify, amend, waive, suspend or rescind any aspect of the guidelines at any time.

     The Directors Restricted Stock Agreement, the LTIP Restricted Stock Agreement, the LTIP Option Agreement, the Amendment and a summary of the Stock Ownership Guidelines are attached hereto as exhibits and incorporated herein by reference. The foregoing descriptions of the Directors Restricted Stock Agreement, the LTIP Restricted Stock Agreement, the LTIP Option Agreement, the Amendment and the Stock Ownership Guidelines do not purport to be complete and are qualified in their entirety by reference to the exhibits attached hereto.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits.

10.44	Form of Restricted Stock Award Agreement.
10.45	Form of LTIP Restricted Stock Award Agreement
10.46	Form of LTIP Stock Option Agreement
10.47	Amendment To Management Stockholder’s Agreement
10.48	Summary of Stock Ownership Guidelines
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
August 18, 2006

ITC HOLDINGS CORP.
By:	/s/ Edward M. Rahill
Edward M. Rahill
Its:	Senior Vice President - Finance and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibits

10.44	Form of Restricted Stock Award Agreement.
10.45	Form of LTIP Restricted Stock Award Agreement
10.46	Form of LTIP Stock Option Agreement
10.47	Amendment To Management Stockholder’s Agreement
10.48	Summary of Stock Ownership Guidelines